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                                                                     EXHIBIT 5.1


                         WALLER LANSDEN DORTCH & DAVIS
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                             NASHVILLE CITY CENTER
                          511 UNION STREET, SUITE 2100
                             POST OFFICE BOX 198966
                        NASHVILLE, TENNESSEE 37219-8966
  FACSIMILES                    (615) 244-6380            809 SOUTH MAIN STREET
(615) 244-6804                                                P.O. BOX 1035
(615) 244-5686                                           COLUMBIA, TN 36402-1035
                                                             (615) 388-6031


                                August 12, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


         RE:     Service Experts, Inc.
                 Registration Statement on Form S-1


Ladies and Gentlemen:

         We are acting as counsel to Service Experts, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933 (the "Act") of an aggregate of 2,587,500 shares of the Company's Common Stock, $.01 par value per share (the "Shares"), pursuant to a Registration Statement on Form S-1 (the "Registration Statement"). We have examined and relied upon such records, documents and other instruments as in our judgment are necessary and appropriate in order to express the opinion hereinafter set forth, and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that the Shares being sold by the Company will be, when issued and delivered in the manner and on the terms described in the Registration Statement (after the Registration Statement is declared effective), duly authorized, validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.


                                        Very truly yours,

                                        /s/ Waller Lansden Dortch & Davis